EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Exxon Mobil Corporation Registration Statements on:

Form S-3	(No.	333-216594)	—	Exxon Mobil Corporation Debt Securities;

Form S-8	(Nos.	333-145188,	—	2003 Incentive Program of Exxon Mobil Corporation;
333-110494,
	and	333-183012)

Form S-8	(No.	333-166576)	—	ExxonMobil Savings Plan;

Form S-8	(No.	333-117980)	—	2004 Non-employee Director Restricted Stock Plan

of our report dated February 26, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

February 26, 2020